SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                         Date of Report: August 28, 2001
                        (Date of earliest event reported)


                               DIRECT INSITE CORP.
             (Exact Name of Registrant as Specified in its Charter)





        Delaware                   0-20660                       11-2895590
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(State of Incorporation)         (Commission                  (I.R.S. Employer
                                 File Number)                Identification No.)


80 Orville Drive, Bohemia, New York                                11716
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(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number including area code             (631) 244-1500
                                                              --------------



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         (Former name or former address, if changed since last report.)


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Item 5.   Other Events

     On August 28, 2001, the Board of Directors of Direct Insite Corp. (the "Company") authorized the issuance of Common Stock Purchase Rights ("Rights") under the terms of a Rights Agreement, as defined below, and declared a dividend distribution of one Right for each outstanding share of Common Stock, $.0001 par value (the "Common Stock"), of the Company. The distribution is to be paid on August 28, 2001 to the shareholders of record on that date. Each Right entitles the registered holder thereof to purchase from the Company one share of the Common Stock at a price of $2.50 per share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Manhattan Transfer Registrar Company, as Rights Agent (the "Rights Agent").

     Until the earlier to occur of (i) ten days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of the Common Stock or (ii) ten business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person becomes an Acquiring Person) following the commencement, or announcement of an intention to make a tender offer or exchange offer by a person (other than the Company, any wholly- owned subsidiary of the Company or certain employee benefit plans) which, if consummated, would result in such person becoming an Acquiring Person (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of August 28, 2001, by such Common Stock certificate with a copy of a Summary of Rights attached thereto. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after August 28, 2001 upon transfer or new issuance of the Common Stock will contain a notation incorporating the Rights Agreement by reference. In certain circumstances, shares of Common Stock issued after the Distribution Date will be accompanied by Rights. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the Common Stock certificates outstanding as of August 28, 2001, even without a copy of the Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights. No less than one Right may be exercised at any one time by any holder of Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on August 27, 2006, unless earlier redeemed by the Company as described below.

     The Purchase Price payable, and the number of shares of the Common Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) upon the grant to holders of the Common Stock of certain rights or warrants to subscribe for shares of the Common Stock or convertible securities at less than the current market price of the Common Stock or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or

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assets  (excluding  regular  periodic cash dividends out of earnings or retained earnings at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid or dividends payable in the Common Stock) or of subscription rights or warrants (other than those referred to above).

     In the event that after the Distribution Date the Company were acquired in a merger or other business combination transaction or that 50% or more of its assets or earning power were sold, proper provision is to be made so that each holder of a Right, other than Rights that were or are beneficially owned by the Acquiring Person (which will thereafter be void), shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a then current market value of twice the Purchase Price of the Right. In the event that at any time any person shall become an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights that were or are beneficially owned by the Acquiring Person (which will thereafter be void), shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, one share for each Right or, if the market price is less than the Purchase
Price, that number of shares of the Common Stock which at the time of such transaction would have a market value of the exercise price of the Right.

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise. No less than a Right may be exercised at any time and no Rights may be exercised that would entitle the holder thereof to any fractional share greater than one-half of a share unless concurrently therewith such holder purchases an additional fraction of a share which, when added to the number of shares to be received upon such exercise, equals an integral number of shares.

     At any time prior to the time at which a person or group or affiliated or associated persons has acquired beneficial ownership of 20% or more of the outstanding shares of the Common Stock of the Company (the "Shares Acquisition Date"), the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $2.50 per Right (the "Redemption Price"). Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, the Company shall make announcement thereof, and upon such election, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. In addition, the Rights Agreement permits the Board of Directors, following the acquisition by a person or group of beneficial ownership of 20% or more of the Common Stock (but before an acquisition of 50% or more of the Common Stock), to exchange the Rights (other than Rights owned by such 20% person or group), in whole or in part, for Common Stock, at an exchange ratio of one share of Common Stock per Right.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

     The provisions of the Rights Agreement may be amended by the Board of Directors in order to cure any ambiguity or correct any defect or inconsistency and by the Continuing Directors (as defined in the Rights Agreement), prior to the Distribution Date, to make changes deemed to be in the best interests of the holders of the Rights or, after the Distribution Date, to make such other

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changes which do not adversely affect the interests of the holders of the Rights
(excluding the interests of any Acquiring Person and its Affiliates and Associates).

     As of August 28, 2001, there were 2,110,902 shares of Common Stock outstanding and 583,533 shares reserved for issuance under the Company's stock option plans and the exercise of the Company's outstanding warrants. So long as the Rights are attached to the Common Stock (and, in certain circumstances, after such time), the Company will issue one Right with each new share of Common Stock so that all such shares will have attached Rights. 2,694,435 shares of Common Stock have been reserved for issuance upon exercise of the Rights.

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person who attempts to acquire the Company without the consent of the Board of Directors. The Rights will not affect a transaction approved by the Company prior to the existence of an Acquiring Person, because the Rights can be redeemed before the consummation of such transaction.

     The Rights Agreement, as amended, is attached hereto as an exhibit and is incorporated herein by reference. The foregoing description of the Rights is qualified by reference to such exhibit.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  Exhibits

     4 Form of Rights Agreement, dated as of August 28, 2001, between Direct Insite Corp. and Manhattan Transfer Registrar Company, as Rights Agent. This includes a form of Right Certificate as Exhibit A.

     20   Press Release dated August 28, 2001.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunder duly authorized.

                                     DIRECT INSITE CORP.


                                      By:/s/ Warren Wright
                                         ----------------------------------
                                          Warren Wright
                                          Chief Executive Officer

Dated:  August 28, 2001

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